Exhibit 10.1

EXECUTION VERSION

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of October 7, 2011, by and among GOLDEN MINERALS COMPANY, a Delaware corporation (the “Company”), and SENTIENT GLOBAL RESOURCES FUND III, L.P. (“FUND III”), a Cayman Islands exempted limited partnership, SGRF III PARALLEL I, L.P. (“SGRF III”), a Cayman Islands exempted limited partnership, and SENTIENT GLOBAL RESOURCES FUND IV, L.P. (“FUND IV”), a Cayman Islands exempted limited partnership (Fund III, SGRF III and Fund IV, collectively, the “Buyers”).

RECITALS

A.                                   Fund III and SGRF III currently hold an aggregate of 2,939,790 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), representing approximately 9.3% of the total outstanding shares of Common Stock.

B.                                     The Buyers have advised the Company that they desire to purchase additional shares of Common Stock in order to permit the Buyers to increase their collective ownership interest up to approximately 19.9% of the issued and outstanding common stock of the Company (excluding outstanding restricted common shares held by employees).  The purchase and sale of the Shares (defined below) pursuant to this Agreement will occur on a private placement basis as an offering outside of the United States pursuant to Regulation S under the U.S. Securities Act of 1933 (the “Securities Act”), as amended and as a prospectus exempt distribution in Canada.

NOW, THEREFORE, in consideration of the recitals and the mutual promises, representations, warranties, and covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1.                                      Subscription.  In consideration of and in reliance on the representations, warranties, covenants and agreements of the Company in this Agreement, the Buyers hereby agree to purchase 4,118,150 shares of Common Stock (the “Shares”) at a purchase price of US$7.44 per share (the “Offering Price”).  The total purchase price for the Shares shall be allocated between and paid by the Buyers in the manner set forth in Exhibit A.

2.                                      Acceptance of Subscription.  The Company, in consideration of and in reliance on the representations and warranties, covenants and agreements of the Buyers in this Agreement, hereby accepts the subscription of the Buyers, subject to the terms and conditions of this Agreement, and agrees to issue the Shares to the Buyers.

3.                                      Buyer Representations and Warranties.  Buyers, each severally with respect to the Shares purchased by it, hereby represent and warrant to the Company as follows:

3.1                               Organization; Authorization; Validity of Agreement.  Each Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the Cayman Islands and has full limited partnership power and authority to execute and deliver this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by Buyers of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by Buyers, and no other action on the part of Buyers is necessary to authorize the execution and delivery by Buyers of this Agreement or the consummation of the transactions contemplated hereby and thereby.  No vote of, or consent by, the limited partners of Buyers is necessary to authorize the execution and delivery by Buyers of this Agreement and the Registration Rights Agreement or the consummation by it of the purchase and sale of the Shares.

3.2                               Execution; Validity of Agreement.  This Agreement has been duly executed and delivered by Buyers, and assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each Buyer, enforceable against each Buyer in accordance with its terms, except as such enforceability may be limited by the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other laws relating to or affecting creditors’ rights, and the general principles of equity.

3.3                               Consents and Approvals; No Violations.  None of the execution, delivery or performance of this Agreement or the Registration Rights Agreement by Buyers and the consummation by Buyers of the purchase and sale of the Shares or compliance by Buyers with any of the provisions hereof or thereof will (1) conflict with or result in any breach of any provision of the certificate of limited partnership and agreement of limited partnership of either Buyer, (2) require any filing with (except for filings with the United States Securities and Exchange Commission (the “SEC”), the Ontario Securities Commission, the Toronto Stock Exchange (the “TSX”), the NYSE Amex, and other regulatory authorities advising them of the issuance and sale of the Shares), or permit, authorization, consent or approval of, any governmental entity, except for approval of the listing of the Shares by the TSX and the NYSE Amex, (3) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which either Buyer is a party or to which its assets are subject, or (4) violate any order, writ, injunction, decree, statute, rule or regulation applicable to either Buyer.

3.4                               Report of Trade.  Each Buyer acknowledges that the Company may be required to file a report of trade with the Ontario Securities Commission containing personal information about the Buyers. This report of trade will include the full name, residential address and telephone number of the Buyers, the number and type of securities purchased, the total purchase price paid for the Shares, the date of the Closing and the exemption relied upon under applicable securities laws to complete such purchase.

3.5                               Anti-Money Laundering.  None of the funds being used to purchase the Shares are to the Buyers’ knowledge proceeds obtained or derived directly or indirectly as a result of illegal activities.  The funds being used to purchase the Shares which will be advanced by the Buyers to the Company hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”) and the Buyers acknowledge that the Company may in the future be required by law to disclose the Buyers’ names and other information relating to this Agreement and the Buyers’ subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best knowledge of each Buyer: (i) none of the funds to be provided by or on behalf of the Buyers are being tendered on behalf of a person or entity who has not been identified to the Buyers; and (ii) the Buyers shall promptly notify the Company if any Buyer discovers that any of such representations cease to be true, and to provide the Company with appropriate information in connection therewith.

3.6                               Investment Representations.

(a)                                        Each Buyer is acquiring the Shares for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Shares.

(b)                                       Each Buyer is an “accredited investor” as defined in Regulation D under the Securities Act and in National Instrument 45-106 - Prospectus and Registration Exemptions of the Canadian Securities Administrators, has net assets of at least CDN$5,000,000 as shown on its most recently prepared financial statements, and is able to bear the economic risk of holding the Shares for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Shares.

(c)                                        Each Buyer’s principal address is as set out in Section 6.2 of this Agreement and is outside the United States and no Buyer is a “U.S. person” as defined in Rule 902 under the Securities Act (a “Non-U.S. Person”).  Each Buyer is acquiring the Shares outside of the United States in accordance with Regulation S under the Securities Act.  The purchase of the Shares by each Buyer is for such Buyer’s own account or for the account of one or more affiliates of Buyers who are Non-U.S. Persons located outside the United States.

(d)                                       Each Buyer acknowledges that it has reviewed the Public Reports (as defined in Section 4.8) and that it has had the right to ask questions of and receive answers from the Company and its officers and directors, and to obtain such information as Buyers deem necessary to verify the accuracy (a) of the information referred to in the Public Reports and (b) of any other information relevant to making an investment decision with respect to the Shares.

(e)                                        Each Buyer acknowledges that (i) the Shares are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act, (ii) the Shares are not being qualified pursuant to a prospectus for distribution to the public in Canada under applicable Canadian Securities Laws (as defined in section 4.8 of this Agreement) and are not freely tradeable, and (iii) the certificates representing the Shares will bear the legend set forth below:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933,

AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, (D) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND, IN THE CASE OF (C), (D) OR (E), THE HOLDER HAS PRIOR TO SUCH TRANSFER FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, SUCH SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [insert date that is 4 months and a day after issuance].

The Buyers shall comply with all resale restrictions applicable to the Shares in Canada and the United States under applicable securities laws.

(f)                                    Golden Minerals Shares.  As of the date hereof, Fund III and SGRF III are the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of an aggregate of 2,939,790 shares of Common Stock.

(g)                                 Brokers or Finders.  Buyers have not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or person to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

(h)                                 Non-Reliance of Buyer.  Except for the specific representations and warranties expressly made by the Company in Section 4 of this Agreement, Buyers acknowledge that (a) neither the Company, its affiliates nor any other Person has made any representation or warranty, express or implied, as to the Company, the Company’s business, assets, liabilities, operations, prospects, condition (financial or otherwise), including with respect to the effectiveness or success of the Company’s exploration activities or future capital raising activities, and (b) no officer, agent, representative or employee of the Company has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in this Agreement.  Buyers have not received an “offering memorandum” (as defined in Ontario Securities Commission Rule 14-501 — Definitions) or any other similar document describing or purporting to describe the business and affairs of the Company.  Each Buyer specifically disclaims that it is relying upon or has relied upon any representations or warranties that may have been made by any Person except for the specific representations and warranties expressly made by the Company in Section 4.  Any inspection, investigation or review performed by Buyers in connection with this Agreement will not affect or negate the representations and warranties of the Company contained herein.

4.                                      Representations and Warranties of the Company.  The Company hereby represents and warrants to Buyers as follows:

4.1                               Organization.  The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted.  The Company is qualified to transact business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect.

4.2                               Authorization; Validity of Agreement.  The Company has full corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Company’s Board of Directors, and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement or the consummation of the purchase and sale of the Shares.

4.3                               Subsidiaries.  Each direct and indirect Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and each Subsidiary of the Company is qualified to transact business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary; except, in all cases, where the failure to be so organized, existing, qualified and in good standing would not reasonably be expected to have a Material Adverse Effect.

4.4                               Execution; Validity of Agreement.  This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by Buyer, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other laws relating to or affecting creditors’ rights, and the general principles of equity.

4.5                               Consents and Approvals; No Violations.  Except for approval of the listing of the Shares by the TSX and the NYSE Amex, none of the execution, delivery or performance of this Agreement or the Registration Rights Agreement by the Company, the consummation by the Company of the issuance and sale of the Shares in accordance herewith or compliance by the Company with any of the provisions hereof will (1) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, (2) require any filing with (except for filings with the SEC, the Ontario Securities Commission, the TSX, and other regulatory authorities advising them of the issuance and sale of the Shares), or permit, authorization, consent or approval of, any governmental entity or any other Person, (3) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, other than such violation, breach or default as would not reasonably be expected to have a Material Adverse Effect, or (4) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries, other than such violation as would not reasonably be expected to have a Material Adverse Effect.

4.6                               Good Title Conveyed.  At the time of issuance, the Shares will be duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights.  The Shares, when issued, will be free and clear of all Encumbrances, except for any restrictions on transfer arising under the Securities Act or any applicable state or Canadian securities laws.

4.7                               Capitalization.  The authorized capital of the Company consists of (i) 100,000,000 shares of Common Stock, of which 31,566,885 are issued and outstanding as of the date of this Agreement, including 218,000 shares of restricted stock which are subject to forfeiture conditions, and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share, none of which are issued and outstanding.  Except for (a) the Shares, (b) shares of Common Stock to be issued to directors of the Company pursuant to outstanding restricted stock units, (c) shares of Common Stock issuable upon exercise of options issued under the Company’s 2009 Equity Incentive Plan, (d) shares of Common Stock which may be issued in the ordinary course pursuant to the Company’s 2009 Equity Incentive Plan, (e) shares of common stock issuable upon the exercise of options issued under the Company’s Replacement Stock Option Plan adopted in connection with the Company’s business combination with ECU Silver Mining Inc., and (f) shares of Common Stock issuable upon exercise of warrants issued in connection with the Company’s business combination with ECU Silver Mining Inc., the Company has not issued or committed to issue any shares of Common Stock or preferred stock or any rights, warrants, options to acquire any shares of any class of capital stock of the Company.

4.8                               Filings.  The Company is a reporting issuer in the Province of Ontario and is not in default in any material respect of any of the requirements of the Securities Act (Ontario) and the rules and regulations adopted thereunder together with applicable policy statements of the Ontario Securities Commission and rules of the TSX (collectively, the “Canadian Securities Laws”).  The Company has made all filings with the SEC that it has been required to make under the Securities Act and the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and all filings that it has been required to make pursuant to the Canadian Securities Laws (collectively, but not including any report prepared pursuant to Canadian National Instrument 43-101- Standards of Disclosure for Mineral Projects, the “Public Reports”).  The Company prepared the Public Reports in good faith, and to the Company’s knowledge (after reasonably prudent inquiry), none of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The Company is a domestic issuer, as defined in Rule 902 under the Securities Act.  In addition, the Company is a “SEC foreign issuer” for the purposes of National Instrument 71-102 of the Canadian Securities Administrators.

4.9                               Financial Statements.  The financial statements included in the Public Reports (including the related notes and schedules) (the “Financial Statements”) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby and fairly present in all material respects the financial condition of the Company as of the indicated dates and the results of operations of the Company for the indicated periods, subject, in the case of unaudited consolidated financial statements, to normal year-end adjustments.

4.10                        Absence of Changes.  Since, June 30, 2011, except as disclosed in the Public Reports, (i) no event has occurred which has caused or constitutes a Material Adverse Effect, and (ii) neither the Company nor any of its Subsidiaries has entered into any agreement that was material to the Company and was required to be disclosed pursuant to Form 8-K under the Exchange Act that has not been disclosed.

4.11                        Litigation. There are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company or any of its Subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits the consummation of the transactions contemplated hereby or would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

4.12                        Brokers or Finders.  The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

5.                                      Closing Conditions.  The purchase and sale of the Shares is expected to be completed on or about October 7, 2011, upon satisfaction of the closing conditions set forth in this Section 5 (the “Closing”, and the date on which the Closing occurs, the “Closing Date”)

5.1                               Conditions to Buyers’ Obligation to Close.  The obligations of Buyers to consummate the purchase and sale of the Shares shall be subject to the satisfaction or waiver on or prior to the applicable Closing Date of each of the following conditions:

(a)                                        Statutes; Court Orders.  No statute, rule or regulation shall have been enacted or promulgated by any governmental entity which prohibits the consummation of the purchase and sale of the Shares; and there shall be no order or injunction of a court of competent jurisdiction in effect precluding or prohibiting consummation of the purchase and sale of the Shares.

(b)                                       Government Action.  There shall not be threatened or pending any suit, action or proceeding by any governmental entity seeking to restrain or prohibit the consummation of the purchase and sale of the Shares, or seeking to impose material limitations on the ability of Buyers effectively to exercise full rights of ownership of the Shares, including the right to vote the Shares.

(c)                                        Representations and Warranties.  The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Date, as though made on and as of such date, except where the failure to do so would not have a Material Adverse Effect, provided that if any fact or condition occurs after the date of this Agreement and such fact or condition causes any representation or warranty in this Agreement to be untrue, misleading or inaccurate in any material respect, the Company will deliver to Buyers a certificate describing the exceptions to the applicable representation (a “Representation Update Certificate”), and such Representation Update Certificate will be deemed to modify automatically the applicable representation or warranty; provided, however, that if such Representation Update Certificate reflects an occurrence which could reasonably be expected to have a Material Adverse Effect, Buyers shall be entitled to reject the Representation Update Certificate and the condition set forth in this Section 5.1(c) shall not be met.

(d)                                       Covenants.  The Company shall have complied in all material respects with all covenants, agreements and obligations of the Company contained in this Agreement.

(e)                                        Consents and Approvals.  The Company shall have received conditional approval from the TSX and approval from the NYSE Amex with respect to the listing of the Shares.

(f)                                          Deliveries at Closing.  Buyers shall have received from the Company each of the deliveries set forth below:

(i)                                     At the Closing, certificates representing the Shares, duly and validly issued in favor of Buyers and otherwise sufficient to vest in Buyers good title to the Shares;

(ii)                                  At the Closing, a certificate issued by the secretary or an assistant secretary of the Company, dated the Closing Date, in form and substance reasonably satisfactory to Buyers, certifying on behalf of the Company (i) the resolutions of the board of directors of the Company authorizing the execution, delivery and performance of this Agreement and the issuance of the Shares, (ii) the incumbency and signature of the authorized signatory of the Company executing this Agreement, (iii) the amended and restated certificate of incorporation, as amended, and bylaws of the Company, as in effect on the Closing Date, and (iv) that the condition to closing set forth in Section 5.1(c) has been met.

(iii)                               At the Closing, the Registration Rights Agreement, duly executed by the Company;

(iv)                              At the Closing, an opinion of U.S. counsel to the Company addressed to the Buyers, providing that the issuance, sale and delivery to the Buyers of the Shares have been duly authorized by all necessary corporate action and upon issuance against payment therefor and delivery to the Buyers, such Shares will be validly issued, fully paid and non-assessable; and

(v)                                 At the Closing, an opinion of Canadian counsel to the Company addressed to the Buyers, providing that the issuance of the Shares is exempt from the prospectus requirements under Ontario securities laws, that such shares are subject to restrictions on transfer under Ontario securities law and that such shares are conditionally approved for listing on the TSX.

5.2                               Conditions to the Company’s Obligation to Close.  The obligations of the Company to consummate the purchase and sale of the Shares shall be subject to the satisfaction on or prior to the applicable Closing Date of each of the following conditions:

(a)                                        Statutes; Court Orders.  No statute, rule or regulation shall have been enacted or promulgated by any governmental entity which prohibits the consummation of the purchase and sale of the Shares; and there shall be no order or injunction of a court of competent jurisdiction in effect precluding or prohibiting consummation of the purchase and sale of the Shares.

(b)                                       Government Action.  There shall not be threatened or pending any suit, action or proceeding by any governmental entity seeking to restrain or prohibit the consummation of the purchase and sale of the Shares.

(c)                                        Representations and Warranties.  The representations and warranties of Buyers set forth in this Agreement shall be true and correct in all material respects as though made on and as of the Closing Date, except when the failure to do so would not have a material adverse effect on the ability of Buyers to perform its obligations under this Agreement or the availability of an exemption from registration pursuant to Regulation S under the Securities Act.

(d)                                       Covenants.  Buyers shall have complied in all material respects with all covenants, agreements and obligations of Buyers contained in this Agreement.

(e)                                        Consents and Approvals.  The Company shall have received conditional approval from the TSX and approval from the NYSE Amex with respect to the listing of the Shares.

(f)              Deliveries at Closing.  The Company shall have received from Buyers the following:

(i)            By wire transfer of immediately available funds, the amount of the purchase price for the Shares to an account designated by the Company prior to the applicable Closing;

(ii)           At the Closing, the Registration Rights Agreement, duly executed by the Buyers.

6.             Miscellaneous.

6.1          Successors and Assigns.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective permitted successors and assigns.  Nothing in this Agreement is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2          Notices.  Unless otherwise provided herein, any notice, request, waiver, instruction, consent or document or other communication required or permitted to be given by this Agreement shall be effective only if it is in writing and (i) delivered by hand or sent by certified mail, return receipt requested, (ii) if sent by a nationally-recognized overnight delivery service with delivery confirmed, or (iii) if sent by facsimile (or other similar electronic means), with receipt confirmed as follows:

Company:	Golden Minerals Company 350 Indiana Street, Suite 800 Golden, Colorado 80401 Attn: President Fax: (303) 839-5907

with a copy to:	Davis Graham & Stubbs LLP 1550 17th Street, Suite 500 Denver, Colorado 80202 Attn: Deborah J. Friedman Fax: (303) 892-7400

Buyers:

Sentient Global Resources Fund III, LP

SGRF III Parallel I, LP

Sentient Global Resources Fund IV, LP

Landmark Square, 1st Floor, 64 Earth Close, West Bay Beach South

PO Box 10795

George Town, Grand Cayman KY1-1007

CAYMAN ISLANDS

Attention: Sue Bjuro — Office Manager

Fax (345) 946-0921

with a copy to:	Quinn & Brooks, LLP c/o Gregory A. Smith 9800 Mt. Pyramid Ct., Suite 400 Englewood, Colorado 80112 Fax: (720) 294-8374

The parties shall promptly notify each other of any change in their respective addresses or facsimile numbers or of the individual or entity or office to receive notices, requests or other communications under this Section 6.2.  All notices shall be deemed to have been given (i) if personally delivered or sent by certified mail, as of the date when so delivered, (ii) if sent by nationally-recognized overnight delivery service, two days after mailing, or (iii) if sent by facsimile (or other similar electronic means) as of the date sent, if during normal business hours of the recipient, and otherwise on the next business day.

6.3          Amendments and Waivers.  This Agreement may not be amended or supplemented, unless set forth in a writing signed by each party hereto. Except as otherwise permitted in this Agreement, the terms or conditions of this Agreement may not be waived unless set forth in a writing signed by the party entitled to the benefits thereof.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of such provision at any time in the future or a waiver of any other provision hereof.  The rights and remedies of the parties hereto are cumulative and not alternative. Except as otherwise provided in this Agreement, neither the failure nor any delay by any party hereto in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

6.4          Severability.  Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

6.5          Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Colorado.

6.6          Submission to Jurisdiction.  The parties hereby submit to the non-exclusive jurisdiction of any court of the State of Colorado or the United States District Court for the District of Colorado for the purpose of any suit, action, or other proceeding arising out of this Agreement, and waive any and all objections to jurisdiction that they may have under the laws of the State of Colorado or the United States and any claim or objection that any such court is an inconvenient forum.

6.7          Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

6.8          Counterparts.  This Agreement may be executed in two or more counterparts (including by facsimile or similar means of electronic communication), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.9          Announcements.  Publicity and other general releases of information to the public through the media concerning the transaction contemplated by this Agreement shall be jointly planned and coordinated between the Company and Buyers.  No party shall act unilaterally in this regard without the prior approval of the other party provided, however, that such approval shall not be unreasonably withheld.  Nothing in this Section 6.9 shall prevent either party from furnishing information to any governmental entity or from furnishing information to comply with applicable laws or rules of any applicable stock exchange.

6.10        Definitions.  The following terms shall have the meanings set forth below:

(a)             “Encumbrances” means any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements, defects or imperfections of title or other restrictions on title or transfer of any nature whatsoever.

(b)             “Material Adverse Effect” means a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Company and its subsidiaries taken as a whole, or a material adverse effect on the ability of the Company to perform its obligations under this Agreement; provided however, that none of the following individually or in the aggregate, will be deemed to have a Material Adverse Effect: (x) fluctuations in the market price of the Common Stock; or (y) fluctuations in the prices of precious or base metals, or (z) any change or effect arising out of general economic conditions or conditions generally affecting the mining industries.

(c)             “Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental entity or other entity or organization.

(d)             “Registration Rights Agreement” means the Registration Rights Agreement in the form attached hereto Exhibit B.

(e)             “Subsidiary” means any corporation or other entity with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or other appropriate equity interest, or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors, managers or members (as appropriate) of its board of directors or other governing body.

6.11        Expenses.  All reasonable, documented out-of-pocket costs and expenses incurred by the parties in connection with the negotiation, preparation, execution and delivery of this Agreement and the Registration Rights Agreement, including fees, expenses and disbursements of legal counsel, shall be paid by the Company; provided that the fees, expenses and disbursements of legal counsel to the Buyers shall not exceed $15,000.

*  *  *  *  *

IN WITNESS WHEREOF, the parties have executed this SUBSCRIPTION AGREEMENT as of the date first written above.

GOLDEN MINERALS COMPANY

By:	/s/ Robert P. Vogels
Name:	Robert P. Vogels
Title:	Sr. Vice President and Chief Financial Officer

SENTIENT GLOBAL RESOURCES FUND III, LP

By:	Sentient GP III, L.P., General Partner
	By:	Sentient Executive GP III, Limited, General Partner

By:	/s/ Gregory Link
Name:	Gregory Link
Title:	Director

SGRF III PARALLEL I, L.P.

By:	Sentient GP III, L.P., General Partner
	By:	Sentient Executive GP III, Limited, General Partner

By:	/s/ Gregory Link
Name:	Gregory Link
Title:	Director

SENTIENT GLOBAL RESOURCES FUND IV, LP

By:	Sentient GP IV, L.P., General Partner
	By:	Sentient Executive GP IV, Limited, General Partner

By:	/s/ Gregory Link
Name:	Gregory Link
Title:	Director

Exhibit A

ALLOCATION OF SHARES

Purchaser	Pro Rata Share	Shares	Shares Purchase Price
Sentient Global Resources Fund III, L.P. Landmark Square, 1st Floor, 64 Earth Close, West Bay Beach South PO Box 10795 George Town, Grand Cayman KY1-1007 CAYMAN ISLANDS Tel. No.: (345) 946-0933 Fax No.: (345) 946-0921	22.0821%	909,375	$6,765,750

SGRF III Parallel I, L.P. Landmark Square, 1st Floor, 64 Earth Close, West Bay Beach South PO Box 10795 George Town, Grand Cayman KY1-1007 CAYMAN ISLANDS Tel. No.: (345) 946-0933 Fax No.: (345) 946-0921	2.2006%	90,625	$674,250

Sentient Global Resources Fund IV, L.P. Landmark Square, 1st Floor, 64 Earth Close, West Bay Beach South PO Box 10795 George Town, Grand Cayman KY1-1007 CAYMAN ISLANDS Tel. No.: (345) 946-0933 Fax No.: (345) 946-0921	75.7173%	3,118,150	$23,199,036

Total:	100.00%	4,118,150	$30,639,036